SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): March 22, 2005

                               STATE BANCORP, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

             New York                      0-14874           11-2846511
     --------------------------------------------------------------------------
     (State or other jurisdiction of     (Commission       (I.R.S. Employer
      incorporation or organization)      File Number)      Identification No.)

           699 Hillside Avenue, New Hyde Park, NY            11040-2512
         ---------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number including area code: (516) 437-1000
                                                           --------------
                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2005, the Board of Directors (the "Board") of State Bank of Long Island (the "Bank") established the financial performance targets used in establishing awards under the Bank's Incentive Award Plan (the "Plan") for fiscal year 2005. The criteria are applicable to all participants under the Plan, including the chief executive officer ("CEO") and four other most highly compensated executive officers (the "named executive officers" or "NEOs") of the Company and the Bank.

The Board established target levels of (i) growth in earnings per share ("EPS") and (ii) return on equity ("ROE") as the two financial performance measures under the Plan for fiscal year 2005. In addition, the Board approved 50% of base salary as the target bonuses for fiscal year 2005 for the CEO and NEOs. Graduated bonus awards were established where threshold performance levels are met or target levels exceeded with a bonus range of zero to 100% of base salary. The Board further established payout guidelines for the Bank's CEO, Vice-Chairman and President based 100% on Company performance and payout guidelines for the other NEOs based on Company performance and individual performance.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Incentive Award Plan, a copy of which is filed as Exhibit 10(l) to the Company's February 18, 2005 Form 8-K.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      STATE BANCORP, INC.


DATE:    March 23, 2005


                                      By: s/Brian K. Finneran
                                          --------------------------------------
                                          Brian K. Finneran, Secretary/Treasurer